UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

Peet's Coffee & Tea, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT.

On April 10, 2006, the Compensation Committee of the Board of Directors of Peet's Coffee & Tea, Inc. (the “Company”) approved certain employment agreement amendments to allow for salary increases and option grants for the following Named Executive Officers.

The salary increases are retroactive to March 20, 2006 and are as follows:

Name	Title	From	To
Patrick J. O’Dea	President and CEO	$471,744	$500,000
Thomas P. Cawley	VP, CFO	364,000	385,840
James E. Grimes	VP, Operations and Information Systems	217,808	230,876

Options to purchase common stock of the Company were granted to the Named Executive Officers under the 2000 Equity Incentive Plan with an initial cliff vesting term of seven years. The vesting may be accelerated by the Compensation Committee of the Board of Directors if certain 2006 objectives are achieved. The per share strike price for each granted option is $28.91, the closing price of Peet’s common stock as reported by the NASDAQ National Market on April 10, 2006.

The number of options granted per Named Executive Officer is as follows:

Name	Title	Options
Patrick J. O’Dea	President and CEO	28,165
Thomas P. Cawley	VP, CFO	13,172
James E. Grimes	VP, Operations and Information Systems	7,882
Bruce Schroder	VP, General Manager Retail	11,512

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: April 12, 2006	By:	/s/ Thomas Cawley
Thomas Cawley
Chief Financial Officer